Davis
&
Associates




July 2, 2001

US Securities and Exchange Commission
Washington, DC 20549

The offices of Davis and Associates, CPA incorrectly filed a Form 10-SB with the Commission on May 15, 2001 using CIK numbers 0001128295 and r$cjk6vj. We received EDGAR filing accession number(s) of 0001128295-01-500014 and 0001128295-01-500015. Please allow this letter to serve as notification of our withdrawal of these filings.

Sincerely,

Davis and Associates
Certified Public Accountant